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                                                                 EXHIBIT 10.4

                          EXECUTIVE SEVERANCE AGREEMENT

      THIS AGREEMENT, dated as of June 21, 2002, by and between JPE, Inc., a Michigan corporation ("JPE," or "Corporation"), and Robert A. Naglick, presently residing at 31375 W. Rutland Beverly Hills, Michigan 48025 (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Executive is presently employed by JPE as Chief Financial Officer;

      WHEREAS, the Board of Directors of JPE (the "Board") desires to further motivate the Executive to continue his active participation in the growth and success of the Corporation; and

      WHEREAS, the Board desires that the Executive perform his duties to the Corporation without being influenced by the uncertainties of a possible Change of Control (as defined below) of the Corporation and assess and advise the Board whether any proposed transaction that would constitute a Change of Control would be in the best interests of the Corporation and its shareholders.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Corporation and the Executive agree as follows:

      1. OPERATION AND TERMINATION OF AGREEMENT. This Agreement shall be effective immediately upon its execution by both parties. This Agreement shall terminate upon the earlier of:

      (a) The termination of the Executive's employment with the Corporation for any reason whatsoever prior to a Change of Control; or

      (b) The date one (1) year following the date of a Change of Control.

      2. REQUIREMENTS FOR BENEFITS. The Severance Payments (as defined below) shall be payable under this Agreement if (a) there has been a Change of Control and (b) the Executive has incurred a Termination of Employment (as defined below) subsequent to the Change of Control.

      3. CHANGE OF CONTROL DEFINED. For purposes of this paragraph, the term "Change of Control" means:

      (a) that any person or entity, including a "group" (within the meaning of Rule 13d-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), but excluding any private equity fund managed by Questor Management Company, LLC ("Questor"), any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes (in one transaction or in a series of related transactions) the beneficial owner of all or substantially all of the shares of JPE held by QP Acquisition #2, Inc.; or

      (b) that any one or more persons or entities, including a "group" (within the meaning of Rule 13d-1 under the Exchange Act), but excluding any private equity fund managed by Questor, any affiliate of any such fund and any group of which any such fund or affiliate may be a member, becomes the owner of all or substantially all of assets of the Corporation (in one transaction or in a series of transactions).



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      4. TERMINATION OF EMPLOYMENT.

      (a) A "Termination of Employment" shall be deemed to occur if on or prior to the first anniversary of a Change of Control the Executive's employment with the Corporation is terminated for any reason other than death, Disability, voluntary retirement or for Cause.

      (b)    Termination for "Cause" means the Executive has:

            (i) materially failed to perform his assigned duties and not cured such failure (if curable) within fifteen (15) days of his receipt of written notice of the failure;

            (ii) materially breached any provision of this Agreement and not cured such breach (if curable) within fifteen (15) days of his receipt of written notice of the breach;

            (iii) engaged in personal dishonesty in connection with his assigned duties or that harms or is intended to harm the Corporation;

            (iv) engaged in gross misconduct or gross negligence in connection with his assigned duties or that harms or is intended to harm the Corporation;

            (v) engaged in a breach of fiduciary duty to the Corporation involving personal profit;

            (vi) willfully violated any law, rule, regulation, or final cease-and-desist order (other than minor traffic violations or similar offenses); or

            (vii) engaged in other serious misconduct of such a nature that his continued employment may reasonably be expected to affect the Corporation or its reputation adversely.

      (c) "Disability" means the Executive's inability to perform his duties to the Corporation by reason of any medically determinable physical or mental impairment which is expected to result in death, which has lasted or is expected to last for a continuous period of not less than six (6) months, or which has lasted or is expected to last for any period of eight (8) months out of any consecutive twelve (12) month period.

      5.    SEVERANCE PAYMENT.

      (a) Upon the Termination of Employment under Section 4(a), the Corporation shall pay the Executive an amount equal to twelve (12) months of the Executive's base salary with the Corporation immediately prior to the Change of Control, minus that amount of salary the Executive has earned since the Change of Control (the "Cash Payment"). By way of example only, if Executive is terminated under
Section 4(a) three (3) months after a Change of Control, Executive is entitled to nine (9) months base salary as Cash Payment. Such Cash Payment shall be payable in accordance with the Corporation's normal payroll procedures and shall begin immediately following the Date of Termination. The "Date of Termination" shall be the date that notice of termination is given by the Corporation.

      (b) During the period that Executive is receiving payments under Section 5(a) or Section 5(b), as applicable, the Corporation shall pay Executive's continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended. The payments made under Section 5(a) and (b) are collectively referred to herein as the "Severance Payments."

      (c) The Severance Payments provided under this Section 5 shall be in lieu of any other severance payments or causes of action available to the Executive pursuant to this Agreement. As a condition to receipt of payments under this
Section 5, the Executive shall execute a Release and Settlement Agreement acceptable to the Corporation pursuant to which the Executive shall waive any and all claims resulting from


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employment at or termination from the Corporation other than payments or benefits which are expressly provided for in this Agreement.

      6. ASSUMPTION OF EMPLOYEE SERVICES IN LIEU OF SEVERANCE PAYMENT. Anything herein to the contrary notwithstanding, if Executive is entitled to Severance Payments and if ASC Incorporated, an affiliate of the Corporation on the date hereof, offers Executive a position with comparable pay and benefits to what Executive would receive from JPE in respect of the Severance Payments, Executive shall be required to accept same in lieu of Severance Payments. If Executive refuses to accept such offer, he shall be determined to have been terminated for Cause, and no Severance Payments shall be made to him.

      7.  PROTECTED INFORMATION; PROHIBITED COMPETITION.

      (a) The Executive hereby recognizes and acknowledges that during the course of the Executive's employment by the Corporation, the Corporation has disclosed and shall furnish, disclose or make available to the Executive confidential or proprietary information related to the Corporation's business, including, but not limited to, customer lists, ideas, processes, inventions and devices, that such confidential or proprietary information has been developed and shall be developed through the expenditure by the Corporation of substantial time and money and that all such confidential information could be used by the Executive and others to compete with the Corporation. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out his duties with the Corporation and not otherwise to disclose such information. For purposes of this Agreement, information shall be deemed confidential notwithstanding any prior unauthorized disclosure.

      (b) The restrictions in this Section 7 shall survive the termination of the Agreement and shall be in addition to any restrictions imposed on the Executive by statute or at common law.

      (c) During the term of this Agreement, and for a period of twelve (12) months following the termination of his employment, the Executive shall not engage in, work for, participate in the ownership, management, operation, or control of, be connected with, or have any financial interest in, any business engaged in the same or similar activities to

                    (a) those now or hereafter carried on by the Corporation, or its subsidiaries, prior to termination of the Executive's employment; or

                    (b) actively considered by the Corporation, or its subsidiaries, during the last twenty-four (24) months of the Executive's employment

(other than as a passive owner of not more than one percent of the outstanding publicly traded stock of any corporation in such business); such activities shall include, but not be limited to, the design and manufacture of automotive plastic trim components.

      (d) The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in this Section 7 may result in significant and continuing, injury to the Corporation or its successor, the monetary value of which may be impossible to establish. Therefore, the Executive hereby agrees that, notwithstanding any provision in
Section 10 to the contrary, the Corporation shall be entitled to injunctive relief granted by a court of appropriate jurisdiction without the posting of a bond or other security in the event of any breach or threatened breach of the terms of Section 7. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the Executive. The provisions of this Section 7 shall survive the termination of this Agreement.

      8.  SUCCESSORS; BINDING AGREEMENT.

      (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation ("Successor") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the

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Corporation would be required to perform this Agreement if no such succession had taken place. If the Successor assumes the obligations under this Agreement, the Executive understands and acknowledges the fact that no Severance Payments shall be due the Executive from the Corporation upon the Change of Control. The failure of the Corporation to obtain such agreement from its Successor prior to or as of the date of the Change of Control shall constitute a breach of this Agreement and shall entitle the Executive to immediate Severance Payments pursuant to Section 5(a), except that for purposes of implementing the foregoing, the Date of Termination shall be deemed to have occurred on the date of the Change of Control.

      (b) As used in this Agreement, the "Corporation" shall include any Successor, which Successor executes and delivers the Agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If the Executive should die after his termination while any Cash Payments would still be payable to him hereunder if he had continued to live, all such Cash Payments, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no designee, to the Executive's estate.

      9. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by a national overnight delivery service addressed to the Corporation at the Corporation's then principal office (attention Chairman), or to the Executive at the address set forth in the preamble, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 9. Notices shall be deemed given when received.

      10.   DISPUTES.

      (a) The arbitration procedure set forth in this Section 10 shall be the sole and exclusive method for resolving and remedying monetary claims arising out of disputes regarding or involving this Agreement (the "Disputes"); provided that nothing in this Section 10 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined in Section 10(d)) or to obtain injunctive relief. Except as otherwise provided in this Section 10 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

      (b) In the event that either party asserts that there exists a Dispute, such party shall deliver a written notice to the other party to the Dispute specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within forty-five (45) business days after delivery of such notice, commence arbitration by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of the party and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time to be included therein, if any.

      (c) (i) The parties shall in good faith select one arbitrator to arbitrate the Dispute who shall resolve the Dispute according to the procedures set forth in this Section 10.

          (II) IF THE PARTIES ARE UNABLE TO AGREE UPON AN ARBITRATOR PURSUANT TO
      SECTION 10(C)(I) WITHIN FIFTEEN (15) BUSINESS DAYS, THEN EACH PARTY SHALL SELECT ONE ARBITRATOR WITHIN THE NEXT FIFTEEN (15) BUSINESS DAYS. IN THE EVENT THAT EITHER PARTY FAILS TO SELECT AN ARBITRATOR AS PROVIDED IN THIS PARAGRAPH 10(C)(II), THEN THE MATTER SHALL BE RESOLVED BY THE ARBITRATOR SELECTED BY THE OTHER PARTY. IF EACH PARTY CHOOSES AN ARBITRATOR, THEN THOSE ARBITRATORS SHALL SELECT A THIRD INDEPENDENT, NEUTRAL ARBITRATOR EXPERT IN THE SUBJECT MATTER OF THE DISPUTE, AND THE THREE ARBITRATORS SO SELECTED SHALL




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      RESOLVE THE MATTER ACCORDING TO THE PROCEDURES SET FORTH IN THIS
      SECTION 10. IF THE ARBITRATORS SELECTED BY THE PARTIES ARE UNABLE TO AGREE ON A THIRD ARBITRATOR WITHIN FIFTEEN (15) BUSINESS DAYS, AFTER THEIR SELECTION, THE THIRD ARBITRATOR SHALL BE SELECTED BY THE PRESIDENT OF THE AMERICAN ARBITRATION ASSOCIATION.

      (d) The arbitration shall be conducted in Oakland County, Michigan, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the written agreement of the parties, to this Agreement. The arbitrator(s) shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") shall be made or rendered as soon as practicable, but in no event later than one hundred (100) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as applicable). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The prevailing party shall be entitled to reasonable fees and costs (including reasonable fees and expenses of attorneys and legal assistants) incurred by the prevailing party in connection with the arbitration.

          (e) Judgment may be entered upon the Final Determination by any court of competent jurisdiction.

      11. MITIGATION. Notwithstanding anything in this Agreement to the contrary, if the Executive becomes employed or becomes self-employed during the time during which he is entitled to receive Severance Payments hereunder, the Corporation's complete and entire obligation to make Severance Payments shall immediately terminate with no further liability to the Corporation.

      12. NONALIENATION OF BENEFITS. Except as may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Corporation.

      13. ERISA. This Agreement is an unfunded compensation arrangement for members of a select group of the Corporation's management or highly compensated employees and any applicable exemptions under the Employee Retirement Income Security Act of 1974, as amended, for such a "top hat" arrangement shall be applicable to this Agreement.

      14. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior written or oral agreements or understandings relating to the same subject matter.

      15. MODIFICATION AND WAIVER. No modification, amendment, or waiver of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

      16. SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

      17. WITHHOLDING. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable income and employment federal, state and local tax laws. In the event the Corporation fails to withhold such sums for any reason, it may require the Executive to promptly remit to the Corporation sufficient cash to satisfy applicable income and employment withholding taxes.

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      18. HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

      19. ATTORNEY CONSULTATION. The Executive has had an opportunity to consult with an attorney of his choosing prior to executing this Agreement.

      20. GOVERNING LAW. To the extent not governed by Federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

                                          JPE, INC., a Michigan corporation


                                          BY:  /s/ David L. Treadwell
                                               -------------------------
                                                   David L. Treadwell
                                          TITLE:   Chairman & CEO


                                          EXECUTIVE


                                          BY:  /s/ Robert A. Naglick
                                               -----------------------
                                                   ROBERT A. NAGLICK


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